As filed with the Securities and Exchange Commission on June 18, 1996.
                                                Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                          GUM TECH INTERNATIONAL, INC.

             (Exact name of Registrant as specified in its charter)
                                   -----------

         Utah                                         87-0482806
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                                   -----------


4205 North Seventh Avenue, Suite 300
             Phoenix, AZ                                  85013
(Address of principal executive offices)                (Zip Code)


                 Gum Tech International, Inc. Stock Option Plan
                            (Full title of the plan)

                              John Epert, President
                      4205 North Seventh Avenue, Suite 300
                                Phoenix, AZ 85013
               (Name and address of agent for service of process)

                                 (602) 277-0606
           (Telephone number including area code of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective.

                        --------------------------------

                        Exhibit Index Begins at Page II-5



=================================================================================================================
                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================

                                                   Proposed                  Proposed
Title of                                           Maximum                   Maximum
Securities                                         Offering                  Aggregate                Amount of
to be                          Amount to be        Price Per                 Offering               Registration
Registered                     Registered (1)      Share(2)                  Price(2)                    Fee
- ------------------------------------------------------------------------------------------------------------------

Common Stock,
no par value                     1,500,000          $7.00                  $10,500,000               $3,621(1)
==================================================================================================================

     (1) This Registration  Statement,  pursuant to Rule 416, covers any additional shares of no par value Common Stock  ("shares")  which become issuable under the Gum Tech  International,  Inc. Stock
Option Plan ("Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar  transaction  without receipt of consideration  which results in an increase in the number of shares outstanding.

     (2) Estimated solely for the purpose of computing the amount of the Registration fee under Rule
457 of the  Securities Act of 1933, as amended.  A total of 1,500,000  shares are issuable under the
Plan at an offering  price per share based upon the closing  price of the Common Stock on the NASDAQ
National Market on June 13, 1996 of $7.00 per share.



                                                 ii


                          GUM TECH INTERNATIONAL, INC.

                                     PART I

                   Cross Reference Sheet Required by Item 501

          Item in Form S-8                         Caption In Prospectus
          ----------------                         ---------------------

1.   General Plan Information............       Cover Page; Introduction;
                                                Description of the Plan;
                                                Tax Consequences

2.   Registrant Information and
     Employee Plan Annual
     Information.........................    Available Information; Introduction

3.   Incorporation of Documents
     by Reference........................    Incorporation by Reference

4.   Description of Securities...........    Applicable Securities Laws
                                             Restrictions


5.   Interests of Named Experts
     and Counsel..........................   Legal Matters; (See also Part II,
                                             Item 5)

6.   Indemnification of
     Directors and Officers...............    SEC Position Regarding
                                              Indemnification

7.   Exemption from Registration
     Claimed..............................    Not Applicable

8.   Exhibits.............................    Not Applicable (See Part II,
                                              Item 8)

9.   Undertakings.........................    Not Applicable (See Part II,
                                              Item 9)


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in the Reoffer Prospectus which follows. The Reoffer Prospectus together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the Section 10(a) Prospectus.

                               REOFFER PROSPECTUS

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Gum Tech International, Inc. Stock Option Plan by any affiliates of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

                                1,500,000 SHARES
                                  COMMON STOCK
                                 (No Par Value)

                          GUM TECH INTERNATIONAL, INC.
                                 ---------------

                                STOCK OPTION PLAN
                                 ---------------

     This Reoffer Prospectus ("Prospectus") relates to the offering by Gum Tech International, Inc. (the "Company") and the Company's officers, directors, employees and consultants of up to 1,500,000 shares (subject to adjustment in certain circumstances) of the Company's no par value Common Stock (the "shares"), purchasable by officers, directors, employees and consultants of the Company pursuant to Common Stock options ("options") issued under the Gum Tech International, Inc. Stock Option Plan (the "Plan"). As of the date hereof 790,000 options have been issued under the Plan. This Prospectus covers all 1,500,000 shares issuable under the Plan, including 60,000 shares previously issued upon exercise of 60,000 options granted under the Plan.

                                ---------------

     This Prospectus may be used by persons who may be deemed to be "affiliates" (as that term is defined under the Securities Act of 1933) of the Company to effect resales of the shares. See "Selling Stockholders." The Company will receive no part of the proceeds of any such sales.

                                ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

     No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of the time subsequent to the date hereof.

                                ----------------

                  The date of this Prospectus is June 18, 1996.

                              AVAILABLE INFORMATION
                              ---------------------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is traded on the NASDAQ National Market ("National Market") under the symbol "GUMM." Reports, proxy and information statements may also be inspected at the National Market offices, 1735 K Street Northwest, Washington, D.C. 20006.

     The Company furnishes annual reports to its shareholders which include audited financial statements. The Company may furnish such other reports as may be authorized, from time to time, by its Board of Directors.

                           INCORPORATION BY REFERENCE

     Certain documents have been incorporated by reference into this Prospectus, either in whole or in part. The Company will provide without charge (i) to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) documents and information required to be delivered to the Company's consultants and employees pursuant to Rule 428(b). Requests for such information shall be addressed to the Company at 4205 North Seventh Avenue, Suite 300, Phoenix, Arizona 85013, telephone (602) 277-0606.

                                TABLE OF CONTENTS



INTRODUCTION............................................................  4

SELLING STOCKHOLDERS....................................................  5

METHOD OF SALE..........................................................  6

SEC POSITION REGARDING INDEMNIFICATION..................................  6

DESCRIPTION OF THE PLAN.................................................  7

APPLICABLE SECURITIES LAW RESTRICTIONS..................................  8

TAX CONSEQUENCES........................................................  9

LEGAL MATTERS........................................................... 10

EXPERTS  ............................................................... 10

                                  INTRODUCTION

     The Company was organized in 1991 to develop, market and distribute specialty chewing gum products under its own brand names and on a private label basis for other chewing gum marketers. The Company's current chewing gum products contain ingredients which it claims (i) promote weight loss (under the "ChromaTrim" and "CitrusSlim" brand names), (ii) contribute to energy and endurance (under the "Buzz Gum", "Power Gum" and "Love Gum" brand names), (iii) alleviate certain premenstrual symptoms (under the "Repose" brand name) and (iv) promote oral hygiene and breath freshness (under the "DentaHealth" brand name). The Company also markets a chewing gum product which includes antioxidant vitamins (under the "Vita A-C-E" brand name).

     The Company contracted with others for the manufacture of all its chewing gum products until February 1996 when it completed leasehold improvements and began manufacture of chewing gum products in its 28,000 square foot facility in Phoenix, Arizona. The facility employs approximately 13 workers, and is expected by the end of 1996 to produce most of the Company's current chewing gum products and provide the capacity to meet most of the Company's current private label requirements.

     The Company markets its chewing gum products through wholesale distributors who distribute primarily to natural food stores and through other brokers, marketers and distributors to convenience stores and independent grocery and drug stores. The Company also markets to chain grocery, drug and club stores and to larger private label customers who market under their own brand names.

     Some of the Company's specialty chewing gum products are subject to regulation by the United States Food and Drug Administration ("FDA"). If the FDA concludes that certain chewing gum products are "drugs" under applicable FDA regulations or if the Company commences development of OTC chewing gum products, the FDA may restrict or remove any or all of the Company's chewing gum products from the market if such products violate FDA rules or regulations.

     The Company's executive offices are located at 4205 North 7th Avenue, Phoenix, Arizona 85013, telephone (602) 277-0606, and its warehouse and manufacturing facility is located at 246 East Watkins, Phoenix, Arizona 85004.

                              SELLING STOCKHOLDERS

     This Prospectus relates to possible sales by officers, directors and principal stockholders of the Company of shares they acquire through exercise of options granted under the Plan. The names of such individuals who may be Selling Stockholders from time to time are listed in Table I below, along with the number of shares issuable to them upon exercise of options. The total number of shares held by each such individual and the percent of all outstanding shares represented by such ownership are set forth in Table II below. The number of shares which may be sold by such individuals from time to time will be updated in supplements to this Prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended.

                                     TABLE I

     Name of                        Total Number                   Exercise
Selling Stockholder              of Options Issued                  Price
- -------------------              -----------------                 --------

John E. Epert(1)                      20,000                         $1.80
Richard Ratcliff                     520,000                          1.50
Gary S. Kehoe                         50,000                          2.00
Jeffrey L. Bouchy                     40,000                          2.00
Woodrow C. Monte                      20,000                          1.80
Robert H. Wood                        20,000                          2.00
William Lightbody                     20,000                          6.62
                                     -------
TOTAL                                690,000
                                     =======

(1) This Prospectus also covers 60,000 shares issued to Earl K. Manhold, the Company's former President upon exercise of options under the Plan and subsequently sold by Mr. Manhold to Mr. Epert for $2.00 per share.

                                    TABLE II

      Name of                     Amount of                  Percent of Class
Selling Stockholder             Shares Owned                 Shares Outstanding
- -------------------             ------------                 ------------------

John E. Epert(1)                   128,000                          2.6
Richard Ratcliff(2)                520,000                          9.6
Gary S. Kehoe(3)                   190,000                          3.8
Jeffrey L. Bouchy(4)                40,000                           .8
Woodrow C. Monte(5)                 20,000                           .4
Robert H. Wood(6)                  175,000                          3.5
William Lightbody(2)                20,000                           .4

(1) Includes options to purchase 20,000 shares of Common Stock at $1.80 per share until April 1998.

(2) Represents options to purchase up to 520,000 shares at $1.50 per share until March 1998.

(3) Includes Warrants to purchase 100,000 shares at $2.00 per share in perpetuity and options to purchase 50,000 shares at $2.00 per share until June 1998.

(4) Represents options to purchase 20,000 shares at $2.00 per share until June 1998 and 20,000 shares at $2.00 per share until October 1998.

(5) Represents options to purchase 20,000 shares at $1.80 per share until April 1998.

(6) Includes warrants to purchase 140,000 shares at $2.00 per share exercisable in perpetuity and options to purchase 20,000 shares at $2.00 per share until April 1998.

(7)  Includes  option to  purchase  20,000  shares at $6.62 per share until June
1999.

     The address of each Selling Stockholder is the same as the Company's address. All shares listed above for sale represent shares issued or issuable upon exercise of options granted under the Plan. To date, 60,000 shares have been issued upon exercise of options granted under the Plan and 730,000 shares are issuable upon exercise of options granted under the Plan.

                                 METHOD OF SALE

     Sales of the shares offered by this Prospectus will be made on the National Market, where the Company's Common Stock is listed for trading, in other markets where the Company's Common Stock is traded or in negotiated transactions. Sales will be at current prices when the sales take place and will generally involve payment of brokers' commissions. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

     The Company's Article of Incorporation and Bylaws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                             DESCRIPTION OF THE PLAN

     In March 1995, the Company adopted a stock option plan (the "Plan") which provides for the grant of options intended to qualify as "incentive stock options" and "nonqualified stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers, directors, employees and consultants of the Company.

     The Plan is administered by the Compensation Committee of the Board of Directors. At December 31, 1995, the Company had reserved 1,500,000 shares of Common Stock for issuance under the Plan. Under the Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant.

     No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only during the time the option holder is an employee of the Company or within 90 days of termination of such employment if a Registration Statement on Form S-8 ("S-8") covering the underlying shares was effective as of the date of termination of employment. If an S-8 covering the underlying shares was not effective on the date of termination, then the employee has one year following termination to exercise the options. If an employee is terminated for cause, any unexercised options will be cancelled as of the date of such termination. Options under the Plan must be granted within ten years from the effective date of the Plan and the exercise date of an option cannot be later than three years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     Amendments to the Plan may be made by the Board of Directors, except that no amendments may be made without the approval of the shareholders which, (i) change the number of shares subject to the Plan, (ii) change the designation of the class of officers, directors, employees or consultants eligible to receive options, or (iii) decrease the price at which options may be granted. The Plan is administered by the members of the Board of Directors, who have the full power to interpret the Plan, determine which individuals are to be granted options and the amount of such options.

     In the event the Company acquires, in whole or in part, the assets or equity securities of any other entity, no adjustment will be made to the optionee's option shares.

     The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by the Company from authorized shares. Payment for shares will be made in cash only. No payroll deductions or other installment plans have been established. No reports will be made to participating officers, directors, employees or consultants except in the form of updated information for the Prospectus.

     Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities, except that sales made by affiliates until April 24, 1997 will be subject to the volume restrictions of Rule 144(e). There are no assets administered under the Plan, and, accordingly, no investment information is furnished herewith. No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the Plan, except by operation of law.

     The Plan will remain in effect until January 2005 and may be extended by the Company's Board of Directors. Additional information concerning the Plan and its administrators may be obtained from the Company at the address and telephone number indicated above.

                     APPLICABLE SECURITIES LAW RESTRICTIONS

     If the optionee is deemed to be an "affiliate" (as that term is defined under the Securities Act of 1933, as amended), the resale of the shares purchased upon exercise of options covered hereby will be subject to certain restrictions and requirements. The Company's legal counsel may be called upon to discuss these applicable restrictions and requirements with any optionee who may be deemed to be an affiliate, prior to exercising an option.

     In addition to the requirements imposed by the Securities Act of 1933, the antifraud provisions of the Securities Exchange Act of 1934 and the rules thereunder (including Rule 10b- 5) are applicable to any sale of shares acquired pursuant to options.

     Up to 1,500,000 shares may be issued under the Plan. The Company has authorized 10,000,000 shares of Common Stock, of which 4,876,740 shares are outstanding as of the date hereof. Common Stock outstanding and shares to be issued upon exercise of options are fully paid and nonassessable, and each share of stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is a shareholder of the Company. Shareholders do not have the right to cumulate their votes for the election of directors.

     Persons who own at least ten percent of the Company's stock must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 and the rules thereunder upon the receipt or disposition of any options.

                                TAX CONSEQUENCES

     If an option is exercised and if the optionee does not dispose of the shares acquired pursuant to the exercise within two years of the date of the granting of the option nor within one year from the transfer of the shares pursuant to exercise of the options, then there will not be any federal income tax consequences to the Company from either the exercise of the option or the receipt of the proceeds with respect to the exercise of the option. In such circumstances, the optionee would not be required to recognize any taxable income upon the exercise of the option.

     Furthermore, the sale of the shares received pursuant to the exercise of the option would result in long-term capital gain or long-term capital loss to the optionee based on the difference between the amount received with respect to such sale and the amount paid upon the exercise of the option.

     If an optionee exercised an option and sold the shares acquired pursuant to such exercise either within two years from the date of the granting of the option or within one year from the date of the transfer of such shares to him pursuant to his exercise of the option, then in general the Company would be entitled to a deduction for federal income tax purposes equal to lessor of: (1) the fair market value of the stock on the date of exercise over the option price of the stock; or (2) the amount realized on disposition over the adjusted basis of the stock. The optionee would recognize income equal to the amount of the Company's deduction. The Company's deduction would be allowed, and the optionee's income would be taxable, in the year the optionee disposed of the shares. However, if the disposition occurs within two years of the date of the grant and the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized (generally any disposition other than to a related party), then the optionee's income and the Company's deduction would not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares. The Company expects that optionees will be required to exercise their options within one year from the date of grant although optionees may hold the shares issuable upon exercise of the options indefinitely.

     For options exercised after 1987, an individual generally must include in alternative minimum taxable income the amount by which the option price paid is exceeded by the fair market value at the time the individual's rights to the shares are freely transferable or are not subject to a substantial risk of forfeiture. The alternative minimum tax is payable only if the alternative minimum tax exceeds the regular income tax liability.

     The provision of Section 401(a) of the Code, relating to "qualified" pension, profit sharing and stock bonus plans, do not apply to the options or underlying shares covered hereby.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed on for the Company by Gary A. Agron, 5445 DTC Parkway, Suite 520, Englewood, Colorado 80111.

                                     EXPERTS

     The financial statements of the Company for the years ended December 31, 1995 and 1994, incorporated by reference in the Company's Registration Statement on Form SB-2 have been audited by Angell & Deering, as set forth in their report included therein and incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

     (a) The Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (Registration No. 333-870);

     (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"); and

     (c) The description of the Registrant's Common Stock that is contained in the Company's Registration Statement on Form SB-2 (Registration No. 333-870), including any amendments or reports filed for the purpose of updating such descriptions.

     (d) All other reports and subsequent reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation provides that liability of directors to the Company for monetary damages is eliminated to the full extent provided by Utah law. Under Utah law, a director is not personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability arising from (i) a financial benefit received by a director to which such director is not entitled, (ii) an intentional infliction of harm on the Corporation or the shareholders, (iii) a violation of
Section 16-10a-842 of Utah Code annotated which prohibits certain distributions by the Company of cash or property to affiliates, or (iv) an intentional violation of criminal law.

     The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care or any liability for violation of the federal securities laws.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

     The  following  is a list of  Exhibits  filed  as part of the  Registration
Statement:

         4.       Gum Tech International, Inc. Stock Option Plan

         4.1      Grant of Incentive Stock Option

         4.2      Investment Letter (stock option)

         4.3      Investment Letter (upon exercise of stock option)

         4.4      First Amendment to Stock Option Plan

         4.5      Second Amendment to Stock Option Plan (Including Exhibit A)

         4.6      Third Amendment to Stock Option Plan

         5.       Opinion of Gary A. Agron

         24. Consent of Angell & Deering, independent certified public accountants

Item 9.  Undertakings

     The Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on this 7th day of June, 1996.

                                               GUM TECH INTERNATIONAL, INC.


                                               By:
                                                   John Epert, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                         Title                          Date

/S/  JOHN E. EPERT           Chairman of the Board of           June 7, 1996
- ------------------------     Directors and President
John E. Epert                Directors and President

/S/  RICHARD RATCLIFF        Chief Executive Officer            June 7, 1996
- -------------------------    and Director
Richard Ratcliff

/S/  GARY S. KEHOE           Chief Operating Officer            June 7, 1996
- -------------------------    and Director
Gary S. Kehoe

/S/  RICHARD BERNSTEIN       Vice President of Sales            June 7, 1996
- -------------------------    and Director
Richard Bernstein

/S/  JEFFREY L. BOUCHY       Secretary, Treasurer, Chief        June 7, 1996
- -------------------------    Financial Officer and
Jeffrey L. Bouchy            Principal Accounting Officer

/S/  KARL K. MANHOLD, III    Director                           June 7, 1996
- -------------------------
Earl K. Manhold, III

/S/  GREGORY W. GOSSETT      Director                           June 7, 1996
- -------------------------
Gregory W. Gossett

/S/  WOODROW C. MONTE        Director                           June 7, 1996
- -------------------------
Woodrow C. Monte

/S/  WILLIAM LIGHTBODY       Director                           June 7, 1996
- -------------------------
William Lightbody

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                         Exhibit                            Page No.
- -----------                         -------                            --------

    4              Gum Tech International, Inc. Stock Option Plan

    4.1            Grant of Incentive Stock Option, as amended on
                   March 6, 1996

    4.2            Investment Letter (stock option)

    4.3            Investment Letter (upon exercise of stock option)

    4.4            First Amendment to Stock Option Plan

    4.5            Second Amendment to Stock Option Plan

    4.6            Third Amendment to Stock Option Plan

    5.             Opinion of Gary A. Agron

   24. Consent of Angell & Deering, independent certified public accountants